AMENDMENT TO AGREEMENT

         This AMENDMENT TO AGREEMENT is made by and between AT&T
Corp. ("AT&T") and COMSAT Corporation ("COMSAT").

         WHEREAS, on July 27, 1993, AT&T and COMSAT entered into an Agreement for the provision of telecommunications services (the "1993 Agreement"); and

         WHEREAS, the 1993 Agreement was submitted to the Federal
Communications Commission ("FCC") pursuant to Section 211 of the
Communications Act; and

         WHEREAS, the Parties have decided to amend the 1993 Agreement in order to facilitate COMSAT's provision of additional telecommunications services to AT&T;

         NOW, THEREFORE, in consideration of and in reliance upon the mutual promises set forth below, the Parties hereby amend the 1993 Agreement as follows:

         1. Article V of the Agreement, entitled "Bulk Offering," is revised by adding the following Paragraphs K through O:

         K. In addition to the 36 MHz bandwidth allotments described in Paragraphs A through J of this Article, COMSAT hereby agrees to provide, and AT&T commits and agrees to lease


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     from COMSAT for a 5-year term, the following two (2) 18-MHz bandwidth allotments to be used for U.S. traffic: (1) an allotment providing WH/EH connectivity on the 359(degree) E.L. satellite in the Atlantic Ocean Region; and (2) an allotment providing NWZ/SWZ connectivity on the 325(degree) E.L. satellite in the Atlantic Ocean Region. The 5-year lease on the 359(degree) satellite shall commence no later than April 1, 1996, and shall be located initially on transponder 11/21. The 5-year lease on the 325(degree) satellite shall commence no later than July 1, 1996, and shall be located initially on transponder 45/95.

          L. COMSAT's rates for each of the two 18-MHz allotments described in Paragraph K above shall be $130,000 per month during calendar year 1996 and $113,400 per month after calendar year 1996. COMSAT's charge for early termination of each of the two 18-MHz allotments shall be a flat fee of 270 x $6,880, plus 45% of the balance due at the time of early termination; provided, however, that AT&T agrees not to cancel either of these 18-MHz allotments within the first three years of their respective lease terms.

          M. In addition to committing to lease the two 18-MHz allotments described in Paragraph K above, AT&T agrees to commit at least 600 duplex 64-Kbps equivalent IBS circuits now under month-to-month lease to 5-year terms prior to December 15, 1995. From the date of commitment, the rates for these 600 duplex 64-

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Kbps equivalent IBS circuits shall be COMSAT's 5-year IBS rates
(as opposed to "New IBS" rates) as set forth in COMSAT World Systems Tariff F.C.C. No. 1. In consideration for both of these commitments, COMSAT hereby agrees that AT&T may terminate without penalty up to 180 64-Kbps equivalent IDR or TDMA circuits during the 12-month period beginning upon commencement of the first 18- MHz allotment described in Paragraph K above, and up to an additional 180 64-Kbps equivalent IDR or TDMA circuits during the 12-month period beginning upon commencement of the second 18-MHz allotment described in Paragraph K above.

          N. AT&T may also terminate without penalty an additional 60 64-Kbps equivalent Digital Bearer Base Circuits or multi-year IBS circuits prior to December 31, 1997, provided, however, that: (1) AT&T first must have terminated all of the 360 64-Kbps equivalent circuits referenced in Paragraph M above and must have activated both 18-MHz allotments described in Paragraph K above; (2) the Digital Bearer Base Circuits to be terminated pursuant to this Paragraph must be terminated in order of age, with the oldest being terminated first, and for each such Digital Bearer Base Circuit terminated pursuant to this Paragraph, AT&T must extend the term of one 64-Kbps equivalent Digital Bearer Base Circuit, beginning with the next oldest Base Circuit then under lease, by the number of months remaining on the lease term for the 64-Kbps equivalent circuit being terminated; (3) with respect to the multi-year IBS circuits that alternatively may be

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terminated pursuant to this Paragraph, AT&T must extend the term of one 64-Kbps equivalent IBS circuit currently leased for each such multi-year IBS circuit terminated prematurely by the number of months remaining on the lease term of the prematurely terminated IBS circuit, provided that the extended lease term may not reach beyond the year 2002; and (4) the rates, terms and conditions applicable during the period of such term extension shall be the same as those in effect prior to such extension for Digital Bearer Base Circuits and multi-year IBS circuits respectively.

          O. The 18-MHz allotments described in Paragraph K above shall be non-preemptible. In case of space segment failure, an attempt shall be made to restore these allotments in accordance with the procedures set forth in INTELSAT SSOG 103, Section 6, as may be amended from time to time. These allotments may be used for any type of services, including both public-switched and private-line services and both analog and digital services, provided, however that (1) INTELSAT's technical lease definitions, as set forth in the IESS documents that COMSAT routinely provides to AT&T, shall apply to the use of these allotments; and (2) COMSAT and INTELSAT must approve transmission plans for each circuit in these allotments prior to circuit activation.



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          2. All other provisions of the 1993 Agreement shall be
interpreted in a manner consistent with this Amendment, but otherwise shall remain unchanged and shall continue to have full force and effect.

          3. This Amendment to Agreement shall become effective as of December 1, 1995, upon execution by authorized representatives of both Parties, and shall be submitted to the FCC pursuant to Section 211 of the Communications Act.

          IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Agreement.

AT&T CORPORATION                       COMSAT CORPORATION


     \s\ Neil F. Dinn                   \s\ John H. Mattingly
By:_________________________        By:___________________________


        Division Manager,
        International Network          Vice President and
        Capacity, Planning and         General Manager
        Delivery                       COMSAT World Systems
Title:______________________     Title:________________________

        12/7/95                            11/21/95
Date:_______________________     Date:_________________________



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